Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: July 20, 2016

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2016.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2016 were $1.98, equal to the year-earlier period and up from $1.73 recorded in the first quarter of 2016. GAAP-basis net income in the recently completed quarter totaled $336 million, up 17% from $287 million in the second quarter of 2015 and 13% from $299 million in the initial 2016 quarter. GAAP-basis net income for the second quarter of 2016 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.09% and 8.38%, respectively, compared with 1.18% and 9.37%, respectively, in the year-earlier quarter and .97% and 7.44%, respectively, in the first quarter of 2016.

Commenting on the recent quarter’s performance, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “M&T’s second quarter performance reflects impressive loan growth in our commercial portfolios, continued strong credit quality and further improved operating efficiency, contributing to an 11% rise in diluted net operating earnings per share. Average balances of loans to commercial customers grew an annualized 11% from the first quarter, while levels of net

-more-

2 -2-2-2-2

M&T BANK CORPORATION

charge-offs and nonperforming loans improved. During the quarter we received a non-objection from the Federal Reserve to our 2016 capital plan and proposed capital actions that include a common stock repurchase program and an increase in the common stock dividend.”

For the six-month period ended June 30, 2016, diluted earnings per common share were $3.71, improved 2% from $3.63 in the year-earlier period. GAAP-basis net income for the first half of 2016 totaled $635 million, 20% higher than $528 million in the corresponding 2015 period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the six-month period ended June 30, 2016 was 1.03% and 7.91%, respectively, compared with 1.10% and 8.69%, respectively, in the similar 2015 period.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expense are presented in the tables that accompany this release. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

-more-

3 -3-3-3-3

M&T BANK CORPORATION

Diluted net operating earnings per common share were $2.07 in the recent quarter, up from $2.01 and $1.87 in the year-earlier quarter and the first quarter of 2016, respectively. Net operating income rose to $351 million in the second quarter of 2016, 21% above $290 million in the second quarter of 2015 and 10% higher than $320 million in the initial 2016 quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.18% and 12.68%, respectively, in the second quarter of 2016, 1.24% and 13.76%, respectively, in the second quarter of 2015 and 1.09% and 11.62%, respectively, in the first quarter of 2016.

Diluted net operating earnings per common share in the first six months of 2016 were $3.94, up 7% from $3.69 in the first half of 2015. Net operating income during the six-month period ended June 30, 2016 was $671 million, 25% higher than $536 million in the corresponding 2015 period. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.14% and 12.15%, respectively, in the first half of 2016, compared with 1.16% and 12.85%, respectively, in the first six months of 2015.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $870 million in the recent quarter, up 26% from $689 million in the second quarter of 2015. That improvement resulted predominantly from a 28% rise in average earning assets, which grew to $111.9 billion in the second quarter of 2016 from $87.3 billion in the year-earlier quarter. The growth in average earning assets reflects the November 2015 acquisition of Hudson City Bancorp, Inc. (“Hudson City”) that added approximately $17.2 billion in average loans in the recent quarter. The net interest margin in the second quarter of 2016 was 3.13%,

-more-

4 -4-4-4-4

M&T BANK CORPORATION

compared with 3.17% in the year-earlier quarter. Taxable-equivalent net interest income and the net interest margin in the initial 2016 quarter were $878 million and 3.18%, respectively.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $32 million in the second quarter of 2016, compared with $30 million in the year-earlier quarter and $49 million in the initial 2016 quarter. Net charge-offs of loans were $24 million during the recent quarter, compared with $21 million in the second quarter of 2015 and $42 million in the first quarter of 2016. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .11% and .13% in the second quarters of 2016 and 2015, respectively, and .19% in the first quarter of 2016.

Loans classified as nonaccrual totaled $849 million, or .96% of total loans outstanding at June 30, 2016, compared with $797 million or 1.17% a year earlier and $877 million or 1.00% at March 31, 2016. The higher level of nonaccrual loans at the two most recent quarter-ends as compared with June 30, 2015 reflects the normal migration of previously performing loans obtained in the acquisition of Hudson City that became over 90 days past due during the first half of 2016 and, as such, were not identifiable as purchased impaired as of the acquisition date. Assets taken in foreclosure of defaulted loans were $172 million at June 30, 2016, compared with $64 million at June 30, 2015 and $188 million at March 31, 2016. The higher level of such assets at the two most recent quarter-ends resulted from residential real estate properties associated with the Hudson City acquisition.

-more-

5 -5-5-5-5

M&T BANK CORPORATION

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $970 million at June 30, 2016 and $963 million at March 31, 2016, representing 1.10% of loans outstanding at each of those dates. The allowance was $930 million or 1.36% of loans at June 30, 2015. The decline in those ratios at the two most recent quarter-ends as compared with June 30, 2015 reflects the impact of residential mortgage loans obtained in the Hudson City acquisition.

Noninterest Income and Expense. Noninterest income totaled $448 million in the second quarter of 2016, compared with $497 million in the year-earlier quarter and $421 million in the first quarter of 2016. Reflected in noninterest income in the second quarter of 2015 was a $45 million pre-tax gain realized from the April 2015 sale of the trade processing business within the retirement services division. After considering the impact of that gain, total noninterest income in the recent quarter was little changed from the second quarter of 2015. As compared with the first quarter of 2016, the recent quarter’s 6% rise in noninterest income was largely due to higher trust income and mortgage banking revenues.

Noninterest expense in the second quarter of 2016 totaled $750 million, compared with $697 million in the year-earlier quarter and $776 million in the first quarter of 2016. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $726 million in the recent quarter, compared with $691 million in the second

-more-

6 -6-6-6-6

M&T BANK CORPORATION

quarter of 2015 and $741 million in 2016’s initial quarter. The most significant factor for the higher level of operating expenses in the recent quarter as compared with the second quarter of 2015 was the impact of operations obtained in the Hudson City acquisition, which was partially offset by a $40 million cash contribution made to The M&T Charitable Foundation in the second 2015 quarter. As compared with the first quarter of 2016, the recent quarter’s lower level of operating expenses was due, in large part, to a decline in salaries and employee benefits, including stock-based compensation, which were seasonally higher in the initial 2016 period.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio improved to 55.1% in the recent quarter from 58.2% in the second quarter of 2015 and 57.0% in the first quarter of 2016.

Balance Sheet. M&T had total assets of $123.8 billion at June 30, 2016 and $124.6 billion at March 31, 2016, up from $97.1 billion at June 30, 2015. Loans and leases, net of unearned discount, totaled $88.5 billion at the recent quarter-end, up $20.4 billion or 30% from $68.1 billion at June 30, 2015 and up an annualized 3% from $87.9 billion at March 31, 2016. During 2016’s second quarter, loans to commercial customers grew $1.2 billion, while residential real estate loans, largely comprised of mortgage loans obtained in the Hudson City acquisition, declined $769 million. As loans grew in the recent quarter, investment securities declined to $15.0 billion at June 30, 2016 from $15.5 billion at March 31, 2016. Investment securities totaled $14.8 billion at June 30, 2015. Total deposits rose to

-more-

7 -7-7-7-7

M&T BANK CORPORATION

$94.7 billion at June 30, 2016 from $72.6 billion a year earlier and $94.2 billion at March 31, 2016.

Reflecting $3.1 billion of common equity issued in the acquisition of Hudson City, total shareholders’ equity rose $3.8 billion or 30% to $16.5 billion at June 30, 2016 from $12.7 billion a year earlier, representing 13.30% and 13.05%, respectively, of total assets. Common shareholders’ equity was $15.2 billion, or $96.49 per share, at June 30, 2016, up from $11.4 billion, or $85.90 per share, at June 30, 2015 and $15.1 billion, or $95.00 per share, at March 31, 2016. Tangible equity per common share rose 13% to $66.95 at the recent quarter-end from $59.39 a year earlier and was up 2% from $65.65 at March 31, 2016. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 11.01% as of June 30, 2016.

In accordance with its 2015 capital plan, M&T repurchased 1,319,487 shares of common stock during the recent quarter at an average cost per share of $116.71, for a total cost of $154 million. In the aggregate, during the first six months of 2016, M&T repurchased 2,268,032 shares of common stock under that plan at an average cost per share of $111.99, for a total cost of $254 million.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International

-more-

8 -8-8-8-8

M&T BANK CORPORATION

participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 38736794. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available through Saturday, July 23, 2016 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID# 38736794. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares

-more-

9 -9-9-9-9

M&T BANK CORPORATION

outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and

-more-

10 -10-10-10-10

M&T BANK CORPORATION

its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

-more-

11 -11-11-11-11

M&T BANK CORPORATION

Financial Highlights

	Three months ended June 30			Six months ended June 30
Amounts in thousands, except per share	2016	2015	Change	2016	2015	Change
Performance
Net income	$336,031	286,688	17%	$634,559	528,301	20%
Net income available to common shareholders	312,974	263,481	19%	588,707	482,313	22%

Per common share:
Basic earnings	$1.98	1.99	-1%	$3.72	3.65	2%
Diluted earnings	1.98	1.98	—	3.71	3.63	2%
Cash dividends	$.70	.70	—	$1.40	1.40	—

Common shares outstanding:
Average—diluted (1)	158,341	133,116	19%	158,761	132,944	19%
Period end (2)	157,917	133,099	19%	157,917	133,099	19%

Return on (annualized):
Average total assets	1.09%	1.18%		1.03%	1.10%
Average common shareholders’ equity	8.38%	9.37%		7.91%	8.69%
Taxable-equivalent net interest income	$870,341	689,148	26%	$1,748,637	1,354,574	29%

Yield on average earning assets	3.51%	3.52%		3.53%	3.53%
Cost of interest-bearing liabilities	.56%	.55%		.55%	.56%
Net interest spread	2.95%	2.97%		2.98%	2.97%
Contribution of interest-free funds	.18%	.20%		.17%	.20%
Net interest margin	3.13%	3.17%		3.15%	3.17%
Net charge-offs to average total net loans (annualized)	.11%	.13%		.15%	.17%

Net operating results (3)
Net operating income	$350,604	290,341	21%	$670,668	536,117	25%
Diluted net operating earnings per common share	2.07	2.01	3%	3.94	3.69	7%
Return on (annualized):
Average tangible assets	1.18%	1.24%		1.14%	1.16%
Average tangible common equity	12.68%	13.76%		12.15%	12.85%
Efficiency ratio	55.06%	58.23%		56.03%	59.79%

	At June 30
Loan quality	2016	2015	Change
Nonaccrual loans	$848,855	797,146	6%
Real estate and other foreclosed assets	172,473	63,734	171%

Total nonperforming assets	$1,021,328	860,880	19%

Accruing loans past due 90 days or more (4)	$298,449	238,568	25%

Government guaranteed loans included in totals above:

Nonaccrual loans	$52,486	58,259	-10%

Accruing loans past due 90 days or more	269,962	206,775	31%

Renegotiated loans	$211,159	197,145	7%

Accruing loans acquired at a discount past due 90 days or more (5)	$68,591	78,591	-13%

Purchased impaired loans (6):

Outstanding customer balance	$1,040,678	312,507	233%

Carrying amount	662,059	169,240	291%

Nonaccrual loans to total net loans	.96%	1.17%

Allowance for credit losses to total loans	1.10%	1.36%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

-more-

12 -12-12-12-12

M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2016	2016	2015	2015	2015
Performance
Net income	$336,031	298,528	270,965	280,401	286,688
Net income available to common shareholders	312,974	275,748	248,059	257,346	263,481

Per common share:
Basic earnings	$1.98	1.74	1.65	1.94	1.99
Diluted earnings	1.98	1.73	1.65	1.93	1.98
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average—diluted (1)	158,341	159,181	150,718	133,376	133,116
Period end (2)	157,917	159,156	159,600	133,311	133,099

Return on (annualized):
Average total assets	1.09%	.97%	.93%	1.13%	1.18%
Average common shareholders’ equity	8.38%	7.44%	7.22%	8.93%	9.37%

Taxable-equivalent net interest income	$870,341	878,296	813,401	699,075	689,148

Yield on average earning assets	3.51%	3.54%	3.48%	3.48%	3.52%
Cost of interest-bearing liabilities	.56%	.53%	.54%	.55%	.55%
Net interest spread	2.95%	3.01%	2.94%	2.93%	2.97%
Contribution of interest-free funds	.18%	.17%	.18%	.21%	.20%
Net interest margin	3.13%	3.18%	3.12%	3.14%	3.17%

Net charge-offs to average total net loans (annualized)	.11%	.19%	.18%	.24%	.13%

Net operating results (3)
Net operating income	$350,604	320,064	337,613	282,907	290,341
Diluted net operating earnings per common share	2.07	1.87	2.09	1.95	2.01
Return on (annualized):
Average tangible assets	1.18%	1.09%	1.21%	1.18%	1.24%
Average tangible common equity	12.68%	11.62%	13.26%	12.98%	13.76%
Efficiency ratio	55.06%	57.00%	55.53%	57.05%	58.23%

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2016	2016	2015	2015	2015
Nonaccrual loans	$848,855	876,691	799,409	787,098	797,146
Real estate and other foreclosed assets	172,473	188,004	195,085	66,144	63,734

Total nonperforming assets	$1,021,328	1,064,695	994,494	853,242	860,880

Accruing loans past due 90 days or more (4)	$298,449	336,170	317,441	231,465	238,568

Government guaranteed loans included in totals above:
Nonaccrual loans	$52,486	49,688	47,052	48,955	58,259
Accruing loans past due 90 days or more	269,962	279,340	276,285	193,998	206,775

Renegotiated loans	$211,159	200,771	182,865	189,639	197,145

Accruing loans acquired at a discount past due 90 days or more (5)	$68,591	61,767	68,473	80,827	78,591

Purchased impaired loans (6):
Outstanding customer balance	$1,040,678	1,124,776	1,204,004	278,979	312,507
Carrying amount	662,059	715,874	768,329	149,421	169,240

Nonaccrual loans to total net loans	.96%	1.00%	.91%	1.15%	1.17%

Allowance for credit losses to total loans	1.10%	1.10%	1.09%	1.36%	1.36%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

-more-

13 -13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended June 30			Six months ended June 30
Dollars in thousands	2016	2015	Change	2016	2015	Change
Interest income	$970,621	760,354	28%	$1,943,455	1,498,441	30%
Interest expense	106,802	77,226	38	207,672	155,725	33

Net interest income	863,819	683,128	26	1,735,783	1,342,716	29

Provision for credit losses	32,000	30,000	7	81,000	68,000	19

Net interest income after provision for credit losses	831,819	653,128	27	1,654,783	1,274,716	30

Other income
Mortgage banking revenues	89,383	102,602	-13	171,446	204,203	-16
Service charges on deposit accounts	103,872	105,257	-1	206,277	207,601	-1
Trust income	120,450	118,598	2	231,527	242,332	-4
Brokerage services income	16,272	16,861	-3	32,276	32,322	—
Trading account and foreign exchange gains	13,222	6,046	119	20,680	12,277	68
Gain (loss) on bank investment securities	264	(10)	—	268	(108)	—
Other revenues from operations	104,791	147,673	-29	206,713	238,603	-13

Total other income	448,254	497,027	-10	869,187	937,230	-7

Other expense
Salaries and employee benefits	398,675	361,657	10	830,460	751,550	10
Equipment and net occupancy	75,724	66,852	13	149,902	133,322	12
Printing, postage and supplies	9,907	9,305	6	21,893	18,895	16
Amortization of core deposit and other intangible assets	11,418	5,965	91	23,737	12,758	86
FDIC assessments	22,370	10,801	107	47,595	21,461	122
Other costs of operations	231,801	242,048	-4	452,403	445,017	2

Total other expense	749,895	696,628	8	1,525,990	1,383,003	10

Income before income taxes	530,178	453,527	17	997,980	828,943	20

Applicable income taxes	194,147	166,839	16	363,421	300,642	21

Net income	$336,031	286,688	17%	$634,559	528,301	20%

-more-

14 -14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2016	2016	2015	2015	2015
Interest income	$970,621	972,834	902,377	770,026	760,354
Interest expense	106,802	100,870	95,333	77,199	77,226

Net interest income	863,819	871,964	807,044	692,827	683,128

Provision for credit losses	32,000	49,000	58,000	44,000	30,000

Net interest income after provision for credit losses	831,819	822,964	749,044	648,827	653,128

Other income
Mortgage banking revenues	89,383	82,063	87,500	84,035	102,602
Service charges on deposit accounts	103,872	102,405	105,748	107,259	105,257
Trust income	120,450	111,077	114,564	113,744	118,598
Brokerage services income	16,272	16,004	15,546	16,902	16,861
Trading account and foreign exchange gains	13,222	7,458	9,938	8,362	6,046
Gain (loss) on bank investment securities	264	4	(22)	—	(10)
Other revenues from operations	104,791	101,922	114,834	109,397	147,673

Total other income	448,254	420,933	448,108	439,699	497,027

Other expense
Salaries and employee benefits	398,675	431,785	434,413	363,567	361,657
Equipment and net occupancy	75,724	74,178	70,747	68,470	66,852
Printing, postage and supplies	9,907	11,986	10,905	8,691	9,305
Amortization of core deposit and other intangible assets	11,418	12,319	9,576	4,090	5,965
FDIC assessments	22,370	25,225	19,562	11,090	10,801
Other costs of operations	231,801	220,602	240,910	197,908	242,048

Total other expense	749,895	776,095	786,113	653,816	696,628

Income before income taxes	530,178	467,802	411,039	434,710	453,527

Applicable income taxes	194,147	169,274	140,074	154,309	166,839

Net income	$336,031	298,528	270,965	280,401	286,688

-more-

15 -15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2016	2015	Change
ASSETS
Cash and due from banks	$1,284,442	1,347,858	-5%
Interest-bearing deposits at banks	8,474,839	4,045,852	109
Federal funds sold	—	3,000	-100
Trading account assets	506,131	277,009	83
Investment securities	14,963,084	14,751,637	1
Loans and leases:
Commercial, financial, etc.	21,469,242	20,111,028	7
Real estate—commercial	30,711,230	28,442,488	8
Real estate—consumer	24,530,249	8,444,542	190
Consumer	11,811,277	11,133,194	6

Total loans and leases, net of unearned discount	88,521,998	68,131,252	30
Less: allowance for credit losses	970,496	929,987	4

Net loans and leases	87,551,502	67,201,265	30

Goodwill	4,593,112	3,513,325	31
Core deposit and other intangible assets	116,531	22,269	423
Other assets	6,330,943	5,917,861	7

Total assets	$123,820,584	97,080,076	28%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$30,700,066	27,674,588	11%
Interest-bearing deposits	63,756,514	44,787,590	42
Deposits at Cayman Islands office	193,523	167,441	16

Total deposits	94,650,103	72,629,619	30

Short-term borrowings	407,123	153,299	166
Accrued interest and other liabilities	1,963,093	1,453,249	35
Long-term borrowings	10,328,751	10,175,912	2

Total liabilities	107,349,070	84,412,079	27

Shareholders’ equity:
Preferred	1,231,500	1,231,500	—
Common (1)	15,240,014	11,436,497	33

Total shareholders’ equity	16,471,514	12,667,997	30

Total liabilities and shareholders’ equity	$123,820,584	97,080,076	28%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $101.0 million at June 30, 2016 and $217.5 million at June 30, 2015.

-more-

16 -16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2016	2016	2015	2015	2015
ASSETS
Cash and due from banks	$1,284,442	1,178,175	1,368,040	1,249,704	1,347,858
Interest-bearing deposits at banks	8,474,839	9,545,181	7,594,350	4,713,266	4,045,852
Federal funds sold	—	—	—	—	3,000
Trading account assets	506,131	467,987	273,783	340,710	277,009
Investment securities	14,963,084	15,467,320	15,656,439	14,494,539	14,751,637
Loans and leases:
Commercial, financial, etc.	21,469,242	21,226,577	20,422,338	20,233,177	20,111,028
Real estate—commercial	30,711,230	29,713,293	29,197,311	28,720,537	28,442,488
Real estate—consumer	24,530,249	25,299,638	26,270,103	8,211,062	8,444,542
Consumer	11,811,277	11,632,958	11,599,747	11,375,472	11,133,194

Total loans and leases, net of unearned discount	88,521,998	87,872,466	87,489,499	68,540,248	68,131,252
Less: allowance for credit losses	970,496	962,752	955,992	933,798	929,987

Net loans and leases	87,551,502	86,909,714	86,533,507	67,606,450	67,201,265

Goodwill	4,593,112	4,593,112	4,593,112	3,513,325	3,513,325
Core deposit and other intangible assets	116,531	127,949	140,268	18,179	22,269
Other assets	6,330,943	6,336,194	6,628,385	5,860,889	5,917,861

Total assets	$123,820,584	124,625,632	122,787,884	97,797,062	97,080,076

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$30,700,066	29,709,218	29,110,635	28,189,330	27,674,588
Interest-bearing deposits	63,756,514	64,338,571	62,677,036	44,549,028	44,787,590
Deposits at Cayman Islands office	193,523	166,787	170,170	206,185	167,441

Total deposits	94,650,103	94,214,576	91,957,841	72,944,543	72,629,619

Short-term borrowings	407,123	1,766,826	2,132,182	173,783	153,299
Accrued interest and other liabilities	1,963,093	1,948,142	1,870,714	1,582,513	1,453,249
Long-term borrowings	10,328,751	10,341,035	10,653,858	10,174,289	10,175,912

Total liabilities	107,349,070	108,270,579	106,614,595	84,875,128	84,412,079

Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	15,240,014	15,123,553	14,941,789	11,690,434	11,436,497

Total shareholders’ equity	16,471,514	16,355,053	16,173,289	12,921,934	12,667,997

Total liabilities and shareholders’ equity	$123,820,584	124,625,632	122,787,884	97,797,062	97,080,076

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $101.0 million at June 30, 2016, $150.2 million at March 31, 2016, $251.6 million at December 31, 2015, $163.5 million at September 30, 2015 and $217.5 million at June 30, 2015.

-more-

17 -17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance June 30, 2016 from		Six months ended June 30				Change in balance
	June 30,		June 30,		March 31,
Dollars in millions	2016		2015		2016		June 30,	March 31,	2016		2015
	Balance	Rate	Balance	Rate	Balance	Rate	2015	2016	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$8,711	.51%	5,326	.25%	8,193	.51%	64%	6%	$8,452	.51%	5,200	.25%	63%
Federal funds sold	—	—	39	.10	1	.77	-100	-100	—	—	68	.10	-100
Trading account assets	92	1.58	103	.92	85	1.78	-11	8	88	1.68	91	1.76	-3
Investment securities	14,914	2.49	14,195	2.68	15,348	2.60	5	-3	15,131	2.55	13,787	2.67	10
Loans and leases, net of unearned discount
Commercial, financial, etc.	21,450	3.47	19,973	3.18	20,717	3.39	7	4	21,083	3.43	19,717	3.19	7
Real estate—commercial	30,134	4.09	28,208	4.19	29,426	4.16	7	2	29,780	4.12	27,904	4.18	7
Real estate—consumer	24,858	3.94	8,447	4.19	25,859	3.93	194	-4	25,359	3.94	8,509	4.17	198
Consumer	11,713	4.55	11,042	4.46	11,582	4.55	6	1	11,648	4.55	11,002	4.48	6

Total loans and leases, net	88,155	3.99	67,670	3.96	87,584	3.99	30	1	87,870	3.99	67,132	3.97	31

Total earning assets	111,872	3.51	87,333	3.52	111,211	3.54	28	1	111,541	3.53	86,278	3.53	29
Goodwill	4,593		3,514		4,593		31	—	4,593		3,520		31
Core deposit and other intangible assets	122		25		134		388	-9	128		28		354
Other assets	7,119		6,726		7,314		6	-3	7,217		6,924		4

Total assets	$123,706		97,598		123,252		27%	—%	$123,479		96,750		28%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Interest-checking deposits	$1,332	.12	1,333	.11	1,359	.12	—%	-2%	$1,345	.12	1,228	.11	10%
Savings deposits	50,515	.16	41,712	.10	48,976	.13	21	3	49,746	.15	41,619	.10	20
Time deposits	12,755	.85	2,948	.50	12,999	.75	333	-2	12,877	.80	2,982	.50	332
Deposits at Cayman Islands office	182	.40	212	.28	187	.42	-14	-3	185	.41	218	.27	-15

Total interest-bearing deposits	64,784	.30	46,205	.13	63,521	.26	40	2	64,153	.28	46,047	.13	39

Short-term borrowings	1,078	.43	195	.07	2,082	.42	452	-48	1,579	.42	196	.07	707
Long-term borrowings	10,297	2.27	10,164	2.47	10,528	2.21	1	-2	10,413	2.24	10,000	2.55	4

Total interest-bearing liabilities	76,159	.56	56,564	.55	76,131	.53	35	—	76,145	.55	56,243	.56	35
Noninterest-bearing deposits	29,249		26,753		28,870		9	1	29,059		26,285		11
Other liabilities	1,921		1,645		1,972		17	-3	1,947		1,674		16

Total liabilities	107,329		84,962		106,973		26	—	107,151		84,202		27
Shareholders’ equity	16,377		12,636		16,279		30	1	16,328		12,548		30

Total liabilities and shareholders’ equity	$123,706		97,598		123,252		27%	—%	$123,479		96,750		28%

Net interest spread		2.95		2.97		3.01				2.98		2.97
Contribution of interest-free funds		.18		.20		.17				.17		.20
Net interest margin		3.13%		3.17%		3.18%				3.15%		3.17%

-more-

18 -18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended June 30		Six months ended June 30
	2016	2015	2016	2015
Income statement data
In thousands, except per share
Net income
Net income	$336,031	286,688	$634,559	528,301
Amortization of core deposit and other intangible assets (1)	6,936	3,653	14,424	7,816
Merger-related expenses (1)	7,637	—	21,685	—

Net operating income	$350,604	290,341	$670,668	536,117

Earnings per common share
Diluted earnings per common share	$1.98	1.98	$3.71	3.63
Amortization of core deposit and other intangible assets (1)	.04	.03	.09	.06
Merger-related expenses (1)	.05	—	.14	—

Diluted net operating earnings per common share	$2.07	2.01	$3.94	3.69

Other expense
Other expense	$749,895	696,628	$1,525,990	1,383,003
Amortization of core deposit and other intangible assets	(11,418)	(5,965)	(23,737)	(12,758)
Merger-related expenses	(12,593)	—	(35,755)	—

Noninterest operating expense	$725,884	690,663	$1,466,498	1,370,245

Merger-related expenses
Salaries and employee benefits	$60	—	$5,334	—
Equipment and net occupancy	339	—	1,278	—
Printing, postage and supplies	545	—	1,482	—
Other costs of operations	11,649	—	27,661	—

Total	$12,593	—	$35,755	—

Efficiency ratio
Noninterest operating expense (numerator)	$725,884	690,663	$1,466,498	1,370,245

Taxable-equivalent net interest income	870,341	689,148	1,748,637	1,354,574
Other income	448,254	497,027	869,187	937,230
Less: Gain (loss) on bank investment securities	264	(10)	268	(108)

Denominator	$1,318,331	1,186,185	$2,617,556	2,291,912

Efficiency ratio	55.06%	58.23%	56.03%	59.79%

Balance sheet data
In millions
Average assets
Average assets	$123,706	97,598	$123,479	96,750
Goodwill	(4,593)	(3,514)	(4,593)	(3,520)
Core deposit and other intangible assets	(122)	(25)	(128)	(28)
Deferred taxes	48	8	50	9

Average tangible assets	$119,039	94,067	$118,808	93,211

Average common equity
Average total equity	$16,377	12,636	$16,328	12,548
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)

Average common equity	15,145	11,404	15,096	11,316
Goodwill	(4,593)	(3,514)	(4,593)	(3,520)
Core deposit and other intangible assets	(122)	(25)	(128)	(28)
Deferred taxes	48	8	50	9

Average tangible common equity	$10,478	7,873	$10,425	7,777

At end of quarter
Total assets
Total assets	$123,821	97,080
Goodwill	(4,593)	(3,513)
Core deposit and other intangible assets	(117)	(22)
Deferred taxes	46	7

Total tangible assets	$119,157	93,552

Total common equity
Total equity	$16,472	12,668
Preferred stock	(1,232)	(1,232)
Undeclared dividends—cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	15,237	11,433
Goodwill	(4,593)	(3,513)
Core deposit and other intangible assets	(117)	(22)
Deferred taxes	46	7

Total tangible common equity	$10,573	7,905

(1)	After any related tax effect.

-more-

19 -19-19-19-19

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Income statement data
In thousands, except per share
Net income
Net income	$336,031	298,528	270,965	280,401	286,688
Amortization of core deposit and other intangible assets (1)	6,936	7,488	5,828	2,506	3,653
Merger-related expenses (1)	7,637	14,048	60,820	—	—

Net operating income	$350,604	320,064	337,613	282,907	290,341

Earnings per common share
Diluted earnings per common share	$1.98	1.73	1.65	1.93	1.98
Amortization of core deposit and other intangible assets (1)	.04	.05	.04	.02	.03
Merger-related expenses (1)	.05	.09	.40	—	—

Diluted net operating earnings per common share	$2.07	1.87	2.09	1.95	2.01

Other expense
Other expense	$749,895	776,095	786,113	653,816	696,628
Amortization of core deposit and other intangible assets	(11,418)	(12,319)	(9,576)	(4,090)	(5,965)
Merger-related expenses	(12,593)	(23,162)	(75,976)	—	—

Noninterest operating expense	$725,884	740,614	700,561	649,726	690,663

Merger-related expenses
Salaries and employee benefits	$60	5,274	51,287	—	—
Equipment and net occupancy	339	939	3	—	—
Printing, postage and supplies	545	937	504	—	—
Other costs of operations	11,649	16,012	24,182	—	—

Other expense	12,593	23,162	75,976	—	—
Provision for credit losses	—	—	21,000	—	—

Total	$12,593	23,162	96,976	—	—

Efficiency ratio
Noninterest operating expense (numerator)	$725,884	740,614	700,561	649,726	690,663

Taxable-equivalent net interest income	870,341	878,296	813,401	699,075	689,148
Other income	448,254	420,933	448,108	439,699	497,027
Less: Gain (loss) on bank investment securities	264	4	(22)	—	(10)

Denominator	$1,318,331	1,299,225	1,261,531	1,138,774	1,186,185

Efficiency ratio	55.06%	57.00%	55.53%	57.05%	58.23%

Balance sheet data
In millions
Average assets
Average assets	$123,706	123,252	115,052	98,515	97,598
Goodwill	(4,593)	(4,593)	(4,218)	(3,513)	(3,514)
Core deposit and other intangible assets	(122)	(134)	(101)	(20)	(25)
Deferred taxes	48	52	39	7	8

Average tangible assets	$119,039	118,577	110,772	94,989	94,067

Average common equity
Average total equity	$16,377	16,279	15,007	12,787	12,636
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)

Average common equity	15,145	15,047	13,775	11,555	11,404
Goodwill	(4,593)	(4,593)	(4,218)	(3,513)	(3,514)
Core deposit and other intangible assets	(122)	(134)	(101)	(20)	(25)
Deferred taxes	48	52	39	7	8

Average tangible common equity	$10,478	10,372	9,495	8,029	7,873

At end of quarter
Total assets
Total assets	$123,821	124,626	122,788	97,797	97,080
Goodwill	(4,593)	(4,593)	(4,593)	(3,513)	(3,513)
Core deposit and other intangible assets	(117)	(128)	(140)	(18)	(22)
Deferred taxes	46	50	54	6	7

Total tangible assets	$119,157	119,955	118,109	94,272	93,552

Total common equity
Total equity	$16,472	16,355	16,173	12,922	12,668
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends—cumulative preferred stock	(3)	(3)	(2)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	15,237	15,120	14,939	11,687	11,433
Goodwill	(4,593)	(4,593)	(4,593)	(3,513)	(3,513)
Core deposit and other intangible assets	(117)	(128)	(140)	(18)	(22)
Deferred taxes	46	50	54	6	7

Total tangible common equity	$10,573	10,449	10,260	8,162	7,905

(1)	After any related tax effect.

###